United States
Securities And Exchange Commission

Washington, D.C. 20549

_________________

FORM 8—K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Act of 1934

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Date of report (date of earliest event reported):  March 31, 2005

RECOM MANAGED SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-111683 (Commission File Number)	87-0441351 (I.R.S. Employer Identification No.)

4705 Laurel Canyon Boulevard
Suite 203
Studio City, California 91607
(818) 432-4560
(Address of principal executive offices) (Zip Code)
(Registrant's telephone number, including area code:)

N/A
(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Recom Managed Systems, Inc. (“we”, “our company” or “Recom”) files this report on Form 8-K to report the following transactions or events:

Section 3 — Securities and Trading Markets

Item 3.02.

Unregistered Sales of Equity Securities

On March 31, 2005, we closed a private placement wherein we sold a total of 1,562,000 unregistered common shares, together with common share purchase warrants entitling the holder to purchase 1,500,000 restricted common shares, to Trellus Management Company, LLC for the sum of $5,000,000.  The warrants are exercisable at $1.60 per share, contain cashless exercise provisions, and lapse if unexercised on or before March 31, 2010.  As part of the transaction, we agreed to file a registration statement with the SEC on or before April 20, 2005 to register the common shares sold and the common shares issuable upon the conversion of the warrants.  We further agreed to reduce the exercise price of the warrants to $1.20 per should we fail to file the registration statement on a timely basis.

The offer and sale of the common shares and warrants was exempt from the registration requirements under Section 5 of the Securities Act of 1933 pursuant to SEC Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act insofar as:  (1) the investor was accredited within the meaning of Rule 501(a); (2) pursuant to Rule 506(b)(2)(i), there were no more than 35 non-accredited investors in the offering; (3) no offers or sales under the offering was effected through any general solicitation or general advertising within the meaning of Rule 502(c); and (4) the transfer of the securities in the offering were restricted by the company in accordance with Rule 502(d).  No underwriting discounts or commissions were payable with respect to the offering or sale of the securities

Section 9 — Financial Statements and Exhibits

Item 9.01.

Financial Statements and Exhibits

(c)

Exhibits:

10.1

Press release dated April 1, 2005

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Studio City, California, this 4th day of April, 2005.

RECOM MANAGED SYSTEMS, INC., a Delaware corporation
By:	/s/Lowell T. Harmison
Lowell T. Harmison Chief Executive Officer (principal executive officer)